UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2006, Copano Processing, L.P. (“Copano Processing”), an indirect wholly-owned subsidiary of Copano Energy, L.L.C. (the “Company”), and Kinder Morgan Texas Pipeline, L.P. (“KMTP”) executed an Amended and Restated Gas Processing Contract (the “Amended Processing Agreement”), which, effective February 1, 2006, amends and restates that certain Amended and Restated Gas Processing Contract dated as of January 1, 2004 (the “2004 Processing Agreement”). The Amended Processing Agreement provides for payments by Copano Processing to KMTP or by KMTP to Copano Processing depending upon the natural gas liquid (“NGL”) content of KMTP Gas (as defined below) and Copano Processing’s associated processing margin. For purposes of the Amended Processing Agreement, “KMTP Gas” refers to the natural gas delivered into KMTP’s Laredo-to-Katy pipeline for further delivery to the Company’s Houston Central Processing Plant (the “Houston Central Plant”) from sources other than the Company’s gathering systems. Pursuant to the Amended Processing Agreement, each month Copano Processing’s processing margin (the difference in value of the extracted NGLs compared to the value of natural gas on an energy equivalent basis) is calculated for KMTP Gas based upon actual natural gas and NGL prices for that month (the “Processing Margin”). If the Processing Margin exceeds a specified threshold, then Copano Processing is obligated to pay KMTP a portion of the Processing Margin in excess of that threshold. If the Processing Margin is less than the specified threshold, then KMTP is obligated to pay Copano Processing the lesser of (i) the difference between the Processing Margin and the specified threshold or (ii) a fixed fee per Mcf of KMTP Gas. Although similar in concept to the 2004 Processing Agreement, the Amended Processing Agreement contains a more comprehensive mechanism for the determination of payments, which the Company regards as more equitable to the parties. The Amended Processing Agreement extends through January 30, 2011, with automatic annual renewals thereafter unless canceled by either party upon 180 days’ prior written notice. The primary term of the 2004 Processing Agreement was through August 30, 2006.

In connection with the execution of the Amended Processing Agreement, Copano Energy Services/Upper Gulf Coast, L.P., an indirect wholly-owned subsidiary of the Company, and KMTP entered into a new five-year Gas Transportation Agreement and a related gas sales agreement, effective February 1, 2006, which eliminate the dedication of natural gas to KMTP from individual gathering systems of the Company under previous purchase and sales agreements and allow for the aggregation of natural gas to the tailgate of the Houston Central Plant to meet the Company’s sales obligations to KMTP. KMTP and Copano NGL Services, L.P. (“Copano NGL”), an indirect wholly-owned subsidiary of the Company, concurrently entered into a five-year Pipeline Lease pursuant to which KMTP has agreed to lease to Copano NGL a 47-mile six-inch NGL pipeline, which extends from the tailgate of the Houston Central Plant to the Enterprise Product Partners’ Seminole pipeline near Brenham, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: April 7, 2006	By:	/s/ DOUGLAS L. LAWING
Name: Douglas L. Lawing
Title: Vice President and General Counsel